UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2024

Monogram Orthopaedics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41707	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3919 Todd Lane, Austin, TX 78744

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (512) 399-2656

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MGRM	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective May 15, 2024, Monogram Orthopaedics Inc., a Delaware corporation (the “Company”) will change its corporate name from Monogram Orthopaedics Inc., to Monogram Technologies Inc. (the “Name Change”). The Name Change will be effected through a parent/subsidiary short form merger pursuant to an Agreement and Plan of Merger dated May 14, 2024 but effective May 15, 2024 (the “Merger Agreement”). In accordance with the Merger Agreement, the Company’s wholly owned subsidiary, Monogram Technologies Inc., a Delaware corporation (“Merger Sub”) merged with and into the Company (the “Merger”) pursuant to Section 253 of the General Corporate Law of the State of Delaware (the “DGCL”). The Company is the surviving corporation and pursuant to the Certificate of Merger (as defined below), will change its name to Monogram Technologies as of the effective date and time.

To effectuate the Merger, the Company filed a Certificate of Ownership and Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware on May 14, 2024, which is effective as of May 15, 2024. In accordance with Section 253 of the DGCL, approval of the Company’s stockholders for the Merger was not required.

The Merger and resulting Name Change do not affect the rights of security holders of the Company. The Company’s common stock will continue to be quoted on the Nasdaq Stock Market, under the symbol “MGRM”. Following the Name Change, existing stock certificates, which reflect the Company’s prior corporate name, will continue to be valid. Certificates reflecting the new corporate name will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

The Merger will not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will continue to be rights and obligations of the Company after the Merger. The Merger will not result in any change in headquarters, business, jobs, management, location of any of the offices or facilities, number of employees, assets, liabilities or net worth of the Company. With the except of the Name Change, there will be no changes to the Company’s bylaws.

The foregoing descriptions of the Merger Agreement and the Certificate of Merger are qualified in their entirety by reference to the full text of the Merger Agreement and the Certificate of Merger, copies of which are filed as Exhibits 2.1 and 3.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release is filed herewith as

On May 15, 2024, the Company issued a press release announcing the Name Change, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 5.03.

ITEM 8.01	OTHER EVENTS

As previously reported on April 18, 2023, the Company indicated that it would be applying to the NVIDIA Corporation Developer Program. The Company recently received notice that it had been granted access to the program.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated May 14, 2024.
3.1	Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on May 14, 2024.
99.1	Press Release issued on May 15, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM ORTHOPAEDICS INC.

Dated: May 15, 2024	/s/ Benjamin Sexson
Benjamin Sexson
Chief Executive Officer

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